UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013 (November 14, 2013)

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On November 14, 2013, the Compensation Committee of the Board of Directors of Nexeo Solutions Holdings, LLC voted to adjust the base compensation of certain executive officers of Nexeo Solutions, LLC, including certain of our named executive officers.  The base compensation for certain of our named executive officers was adjusted as follows:

Name	Title	Base Salary
David A. Bradley	President and Chief Executive Officer	$800,000 (increased from $650,000)
Ross J. Crane	Executive Vice President and Chief Financial Officer	$472,000 (increased from $440,000)
Michael B. Farnell, Jr.	Executive Vice President, Chief Legal Officer, and Secretary	$388,125 (increased from $375,000)
Lisa P. Britt	Executive Vice President and Chief Human Resources Officer	$341,000 (increased from $325,000)

In addition, the target bonus percentage for Mr. Bradley was adjusted to 125% (increased from 100%). The adjustments have been made effective starting November 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: November 20, 2013